UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
April 20, 2007

MECHANICAL TECHNOLOGY INCORPORATED
(Exact name of registrant as specified in its chapter)

NEW YORK	0-6890	14-1462255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 NEW KARNER ROAD, ALBANY, NEW YORK 12205 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (518) 533-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Plan for Non-Management Directors

On April 20, 2007, the Board of Directors (the "Board") of Mechanical Technology Incorporated ("MTI or "the Company") adopted a new compensation plan for non-management directors which eliminates the current cash retainer compensation of $12,000 per year, which had been reduced from $16,000 on March 13, 2007, and increases the number of options to purchase the Company's common stock these directors will receive for their Board service. The Board believes that this change both conserves cash and further aligns the interests of the Board and the Company's shareholders.

Prior to this change, on an annual basis the non-management directors received a cash retainer of $12,000, which had been reduced from $16,000 on March 13, 2007, paid in four equal quarterly installments, were reimbursed for reasonable travel and related expenses and 1)received options to purchase 20,000 shares of the Company's common stock, 2) the Chairman of the Audit Committee received additional options to purchase 7,500 shares of the Company's common stock, 3) members of the Audit Committee each received additional options to purchase 3,750 shares of the Company's common stock, 4) the Chairman of the Governance, Compensation and Nominating Committee received additional options to purchase 5,000 shares of the Company's common stock, and 5) members of the Governance, Compensation and Nominating Committee each received additional options to purchase 2,500 shares of the Company's common stock. All options were issued to directors on the date of the Annual Meeting and were priced based on the closing price of the Company's stock on the NASDAQ National Market System on the date of grant and were immediately vested.

The new compensation plan for non-management directors provides that each non-management director be reimbursed for reasonable travel and related expenses and as of April 20, 2007 and on an annual basis thereafter, 1) non-management directors receive options to purchase 50,000 shares of the Company's common stock, 2) the Chairman of the Audit Committee, the Chairman of the Governance, Compensation and Nominating Committee and the Chairman of the Technical Committee of the Company's MTI MicroFuel Cells Inc. subsidiary each receive additional options to purchase 7,500 shares of the Company's common stock, and 3) members of the Audit Committee, the Governance, Compensation and Nominating Committee and the Technical Committee of the Company's MTI MicroFuel Cells Inc. subsidiary each receive additional options to purchase 5,000 shares of the Company's common stock. All options for 2007 Board and Board committee service were issued to directors on April 20, 2007 and future compensation will be issued on an annual basis thereafter on the third Monday of each March. These options are priced based on the closing price of the Company's stock on the NASDAQ National Market System on the date of grant, vest immediately and have a seven year term.

All of the forgoing stock based compensation issued to non-management directors was issued pursuant to the Company's 1999 Employee Stock Incentive Plan, granted on April 20, 2007 and priced based on the closing price of the Company's stock on the NASDAQ Global Market System of $1.65.

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Executive Chairman Compensation

On April 20, 2007, the Company's Board awarded Mr. Steven N. Fischer, Executive Chairman, non-cash stock-based compensation in the form of stock option grants pursuant to the Company's 1999 Employee Stock Incentive Plan.

In connection with the Board's annual evaluation of his performance, Mr. Fischer was granted 1)100,000 stock options which were vested immediately, and 2)50,000 stock options which will vest based upon the successful completion of certain Company financial goals established by the Board- these goals must be achieved by June 30, 2008 or he will forfeit the options. All options issued to Mr. Fischer have a seven year term.

All of the forgoing stock based compensation issued to Mr. Fischer was granted on April 20, 2007 and was priced based on the closing price of the Company's stock on the NASDAQ Global Market System of $1.65.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MECHANICAL TECHNOLOGY INCORPORATED

Date: April 23, 2007	By: /S/ CYNTHIA A. SCHEUER Name: Cynthia A. Scheuer
Title: Vice President, Chief Financial Officer and Secretary

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